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                                                                       Exhibit 5

                              DEWEY BALLANTINE LLP

                           1301 Avenue of the Americas
                               New York 10019-6092
                        TEL 212 259-8000 FAX 212 259-6333




                                                              June 18, 1998

Alleghany Corporation
375 Park Avenue
New York, New York 10152

            Re: Registration Statement on Form S-8 Filed with the Securities and Exchange Commission on June 18, 1998

Gentlemen:

            We are acting as counsel for Alleghany Corporation, a Delaware corporation ("Alleghany"), in connection with the registration by Alleghany under the Securities Act of 1933, as amended (the "Act"), of 5,000 shares of common stock, par value $1.00 per share (the "Shares"), to be offered pursuant to the Alleghany Asset Management Savings and Profit Sharing Plan (the "AAM Savings Plan") under the Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the "Registration Statement"). The Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the AAM Savings Plan.

            We are familiar with the proceedings of Alleghany relating to the authorization and issuance of the Shares. In addition, we have made such further examinations of law and fact as we have deemed appropriate in connection with the opinion hereinafter set forth. We express no opinion as to the law of any jurisdiction other than the laws of the State of New York and the corporate laws of the State of Delaware.

            Based upon the foregoing, we are of the opinion that the Shares to be offered pursuant to the AAM Savings Plan have been duly authorized and, when issued in accordance with the resolutions of the Board of Directors of Alleghany authorizing such issuance, will be validly issued, fully paid and nonassessable.
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Alleghany Corporation
June 18, 1998
Page 2


            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or under the rules and regulations of the Securities and Exchange Commission thereunder.


                                      Very truly yours,


                                      /s/ Dewey Ballantine LLP